Exhibit 16.1

Webb & Company, P.A. Certified Public Accountants

September 14, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:	Speedhaul Holdings, Inc.
File Ref. No 333-121764

We have read the statements of Speedhaul Holdings, Inc. pertaining to our firm included under item 4.01 of Form 8-K dated September 10. 2007 and agree with such statements as they pertain to our firm.

Regards.

/s/ Webb & Company, P.A.

WEBB & COMPANY, P. A.

Certified Public Accountants

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426

Telephone: (561) 752-1721 • Fax: (561) 734-8562

www.cpawebb.com